Exhibit 99.1

NEOTHETICS PROVIDES BUSINESS UPDATE AND REPORTS FIRST QUARTER 2017

FINANCIAL RESULTS

SAN DIEGO, May 11, 2017 — Neothetics, Inc. (NASDAQ:NEOT), a clinical-stage specialty pharmaceutical company developing therapeutics for the aesthetic market today provided a business update and reported financial results for the first quarter 2017.

“We are extremely pleased with the progress made during the quarter,” said Kim Kamdar, Ph.D., a member of Neothetics’ Operating Committee and Board of Directors. “If approved, LIPO-202 could be the first non-ablative option for submental fat reduction. We remain on track and look forward to reporting top-line results from our Phase 2 proof of concept trial for the reduction of submental fat in late June of this year.”

First Quarter 2017 and Recent Corporate Highlights

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In April 2017, Neothetics announced the issuance of U.S. Patent Number 9,597,531 by the United States Patent and Trademark Office (USPTO).  This patent is directed to specific methods of using LIPO-202 and other agents for the reduction of fat accumulation. The ’531 patent is expected to expire no earlier than the first quarter of 2031, extending the coverage time of the company’s intellectual property portfolio. This is the eighth issued U.S. patent directed to Neothetics' lead product candidate LIPO-202, which is being evaluated for the reduction of submental fat.

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In March 2017, Neothetics announced completion of subject enrollment for its Phase 2 proof of concept trial, LIPO-202-CL-31, for the reduction of submental subcutaneous fat. LIPO-202-CL-31 is a multi-center, randomized, double-blind, placebo-controlled Phase 2 proof of concept trial to evaluate the safety and efficacy of two doses of LIPO-202 versus placebo for the reduction of submental bulging due to subcutaneous fat.

The trial has enrolled approximately 150 subjects at 12 sites across the United States.  Subjects will be randomized 1:1:1 and receive up to either 0.3 mcg or 3.0 mcg dose of LIPO-202, or placebo.  Subjects will receive up to 30 subcutaneous injections of LIPO-202 or placebo once a week for eight weeks and follow up visits to assess safety and efficacy will occur one week and four weeks post the last treatment.

The study endpoints include both safety and efficacy measurements.  Efficacy measures will assess improvement in the subject’s submental region as evaluated by both the patient and clinician, covering overall subject satisfaction and evaluation of submental fat thickness by calipers.

Exhibit 99.1

First Quarter Ended March 31, 2017 Financial Results

Research and development expenses for the first quarter of 2017 were approximately $1.5 million, compared to $3.3 million for the same quarter in 2016.  The decrease was due to the completion of the majority of the close-out activities for our AbCONTOUR1 and AbCONTOUR2 U.S. Phase 3 clinical trials and supplemental clinical trials.  The decrease was also due to the reduction of personnel and other research and development activities.  The decrease was offset by the increase in costs related to the Phase 2 proof of concept trial for the reduction of localized fat deposits under the chin, or submental fat.

General and administrative expenses for the first quarter of 2017 were $1.5 million, compared to $2.5 million for the same quarter in 2016. The decrease was primarily due to the reduction of personnel and legal expenses.

Net loss for the first quarter of 2017 was $3.0 million, or $0.22 basic and diluted net loss per share, compared to a net loss of $6.0 million, or $0.44 basic and diluted net loss per share, for the same period in 2016.

Cash and cash equivalents were $9.7 million as of March 31, 2017 compared to $11.5 million as of December 31, 2016. Based on its current plans, the company expects its cash and investments to fund operations into the second quarter 2018.

About LIPO-202
LIPO-202 is a proprietary, first-in-class injectable formulation of the well-known long-acting ß2-adrenergic receptor agonist, salmeterol xinafoate, which is an active ingredient of FDA-approved inhaled products such as SEREVENT DISKUS®, ADVAIR HFA® and ADVAIR DISKUS®. Our studies suggest that salmeterol xinafoate activates ß2 -adrenergic receptors on fat cells, triggering the body’s natural process of metabolizing stored triglycerides (fat) resulting in a reduction in size and volume of the fat cells in the treatment area without damage of nearby tissues. LIPO-202 has an extremely favorable safety profile, with little to no adverse post treatment effects.  LIPO-202 is being evaluated for the reduction of submental fat commonly referred to as a double-chin.

About Neothetics, Inc.
Neothetics is a San Diego based clinical-stage specialty pharmaceutical company developing therapeutics for the aesthetic market. Our initial focus is on localized fat reduction and body contouring. Our lead product candidate, LIPO-202, is a first-in-class injectable formulation of the long-acting ß2-adrenergic receptor agonist, salmeterol xinafoate, which is an active ingredient in the U.S. Food and Drug Administration, or FDA, approved inhaled products SEREVENT DISKUS®, ADVAIR HFA® and ADVAIR DISKUS®. For more information on Neothetics, please visit www.neothetics.com. Neothetics, LIPO-202, LIPO-102 and the Neothetics logo are trademarks or registered trademarks of Neothetics, Inc.  Other names and brands may be claimed as the property of others.

Exhibit 99.1

Forward Looking Statements
Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the ability to develop a modified formulation of LIPO-202, timing of conducting and obtaining results from Phase 2 trials and proof of concept study with a modified formulation of LIPO-202, whether our modified formulation of LIPO-202 is able to demonstrate positive results, Neothetics’ plans to research, develop and commercialize LIPO-202 and other product candidates, our expectations regarding the potential market size and opportunity of LIPO-202, as well as expected timing for reporting results from clinical trials. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Neothetics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with clinical trials, such as the ability to timely initiate clinical trials and enroll a sufficient number of patients on a timely basis into clinical trials, the extent to which top-line data is available and whether the clinical trials achieve positive results, product development activities, obtaining regulatory approval to commercialize LIPO-202 and other product candidates, Neothetics’ use of cash,  our ability to continue as a going concern, and the need to raise additional funding, when needed, in order to conduct our clinical trials and other business, the degree of market acceptance of LIPO-202 by physicians, patients and others in the medical community, our reliance on third parties, including third-party suppliers for manufacturing and distribution of products, regulatory developments in the United States and foreign countries, Neothetics’ ability to obtain and maintain intellectual property protection for LIPO-202 and its product candidates, competition in the aesthetics industry and other market conditions. All forward-looking statements contained in this press release speak only as of the date on which they were made.  Neothetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation, Neothetics’ Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q.

Exhibit 99.1

Neothetics, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Operating expenses:
Research and development	$1,549,912	$3,260,298
General and administrative	1,476,259	2,520,871
Total operating expenses	3,026,171	5,781,169
Loss from operations	(3,026,171)	(5,781,169)
Interest income	12,535	19,737
Interest expense	—	(265,124)
Net loss	$(3,013,636)	$(6,026,556)
Net loss per share, basic and diluted	$(0.22)	$(0.44)
Weighted average shares used to compute basic and diluted net loss per share	13,807,622	13,757,582

Exhibit 99.1

Neothetics, Inc.

Condensed Balance Sheets

(Unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$9,749,756	$11,477,852
Prepaid expenses and other current assets	853,592	1,029,546
Total current assets	10,603,348	12,507,398

Restricted cash	93,382	200,000
Property and equipment, net	36,452	109,320
Total assets	$10,733,182	$12,816,718
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$955,310	$503,739
Other accrued expenses	742,427	398,453
Total current liabilities	1,697,737	902,192
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 13,831,747 and 13,828,496 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	1,383	1,382
Additional paid-in capital	137,898,053	137,763,499
Accumulated deficit	(128,863,991)	(125,850,355)
Total stockholders’ equity	9,035,445	11,914,526
Total liabilities and stockholders’ equity	$10,733,182	$12,816,718

COMPANY CONTACTS:

Susan A. Knudson

Chief Financial Officer

858-500-7780

sknudson@neothetics.com

Fara Berkowitz, R.Ph, Pharm.D

Senior Director, Investor Relations and Corporate Development

646-494-1589

fberkowitz@neothetics.com